UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor, Dallas, Texas		75201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2011, the Human Resources and Nominating Committee (the “HRNC”) of the Board of Directors of MoneyGram International, Inc. (the “Company”) approved and adopted a new form of (1) global performance restricted stock unit award agreement and (2) global stock option agreement, a copy of each of which is attached hereto as Exhibit 99.1 and 99.2, respectively. The foregoing agreements may be used from time to time in connection with awards issued under the Company’s 2005 Omnibus Incentive Plan (the “2005 Plan”).

On November 17, 2011, the HRNC also approved grants of awards of performance restricted stock units and stock options to the Company’s executive officers and certain other key employees. In particular, the following awards were granted to each of the Company’s principal executive officer, principal financial officer and other named executive officers (collectively, the “NEOs”):

Name	Title	RSUs	Options
Pamela H. Patsley	Chairman and CEO	14,670	27,530
James E. Shields	EVP and CFO	4,400	8,250
J. Lucas Wimer	EVP, Operations & Technology	4,400	8,250
Timothy C. Everett	EVP, General Counsel, and Secretary	5,130	9,630

These awards were granted under the 2005 Plan and are made pursuant to a longer-term incentive program approved by the HRNC that provides for annual grants of time-based and performance-based equity awards for key employees, rather than the Company’s prior practice of granting larger individual awards to certain executives at their time of hire or upon promotion, which had been intended to be in lieu of routine annual grants.

Restricted Stock Units. Pursuant to the terms of the restricted stock unit agreements for the awards granted to the NEOs on November 17, 2011 and except as described below, the units shall vest, as more fully discussed below, and become payable in shares of the Company’s common stock (1) as long as the participant remains continuously employed by the Company or one of its subsidiaries through the later of the performance period or a vesting date and (2) to the extent the Company attains the performance goals applicable to the performance period of January 1, 2012 through December 31, 2014. The performance goals for these awards are based on the degree to which the Company’s actual performance over the performance period met, exceeded or fell short of the performance criteria, which is targeted at the Company achieving an average annual adjusted EBITDA increase of 10 percent, with 50 percent of the restricted stock units vesting if the performance goal is achieved as of the second anniversary of the grant date and 50 percent of the restricted stock units vesting if the performance goal is achieved as of the third anniversary of the grant date. In the event the targeted performance goal is not met, but the Company achieves a threshold performance goal of an average annual adjusted EBITDA increase of 5 percent, the participant will be entitled to 50 percent of the target number of restricted stock units vesting in accordance with the schedule previously described above. In the event the Company achieves its maximum performance goal of an average annual adjusted EBITDA increase of 20 percent, the participant will be entitled to 200 percent of the target number of restricted stock units vesting in accordance with the schedule previously described above. A pro rata adjustment will be made if the Company achieves a performance goal of an average annual adjusted EBITDA increase of more than 5 percent and less than 20 percent. For purposes of these awards, adjusted EBITDA is defined as reported earnings before interest, taxes, depreciation and amortization and less certain non-recurring or other unexpected expenses including but not limited to: restructuring, stock based compensation, net securities gains/losses, recapitalization, asset impairment, debt extinguishment, certain legal accruals and currency adjustments.

If a participant is terminated for cause or resigns from the Company or any of its subsidiaries, any units that are not vested as of such date shall be forfeited. If a participant is terminated without cause or due to death or disability prior to completion of half of the performance period, any units that are not vested as of such date shall be forfeited. If a participant is terminated without cause or due to death or disability after completion of half of the performance period, any units that are not vested as of such date shall vest with respect to a number of units equal to the product of (x) the number of units that would be eligible for vesting based on the actual attainment of performance goals with respect to the entire performance period, multiplied by (y) a fraction, the number of which is the number of days the participant was employed during the performance period, and the denominator of which is the total number of days in the performance period. In the event that the units are assumed or otherwise replaced in connection with a change in control (as defined in the 2005 Plan), and a participant’s employment is terminated without cause or a participant terminates his or her employment for good reason, in each case within 12 months following the occurrence of the change in control, then the units will immediately vest with respect to a number of units that is the greater of (i) the target number of units that would vest if the performance goals were achieved and (ii) the number of units determined based on the actual level of attainment of the performance goals as of the date of the change in control. The performance restricted stock units are also subject to certain forfeiture and repayment provisions.

Stock Options. Pursuant to the terms of the stock option agreements for the awards granted to the NEOs on November 17, 2011, 25 percent of the options will vest on each anniversary of the grant date through the fourth anniversary of the grant date. The options have a 10-year term. The per share purchase price of the shares subject to the option is $17.03, the fair market value of the Company’s common stock on the grant date. If an optionee’s employment is terminated for cause, any portion of the option that has not been exercised shall be immediately forfeited. If an optionee’s employment is terminated by the Company or one of its subsidiaries without cause or the optionee terminates employment for good reason, any unvested portion of the option shall be forfeited and the optionee will have a designated period of time to exercise the vested portion. If an optionee resigns without good reason or for any reason other than death or disability, any unvested portion of the option shall be forfeited and the optionee will have a designated period of time to exercise the vested portion. If an optionee’s employment is terminated due to death or disability, the portion of the option that would have vested during the 12-month period following the termination date shall vest, the vested portion of the option may be exercised for a designated period of time, and the unvested portion of the option shall be forfeited.

If there is a change in control of the Company and the per share fair market value of the Company’s common stock on the occurrence of the change in control does not exceed the per share option price, then the option, whether vested or unvested, shall immediately terminate. However, if the fair market value exceeds the option price on the occurrence of the change in control, the HRNC, in its sole discretion, may (1) provide the optionee reasonable time to exercise the vested portion of the option, (2) provide for the termination of the option in exchange for payment to the optionee of the excess of the (x) aggregate fair market value of the common stock issuable pursuant to the vested portion of the option over (y) the aggregate option price for the vested portion or (3) if the change in control involves a merger or consolidation with another company, provide for the assumption or substitution by the surviving entity or its parent of awards with substantially the same terms as the option.

If there is a change in control of the Company and after giving effect thereto the optionee’s employment is terminated by the Company or its subsidiaries without cause or the optionee terminates his or her employment for good reason, in each case following the change in control, any portion of options outstanding and unvested as of the termination of employment shall automatically accelerate and become vested. The stock options are also subject to certain forfeiture and repayment provisions.

The description of the performance restricted stock unit and stock option awards set forth herein is qualified in its entirety by the full text of the form of award agreements, a copy of each of which is attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Global Performance Restricted Stock Unit Award Agreement.
99.2	Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Global Stock Option Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

November 23, 2011	By:	/s/ Steven Piano

Name: Steven Piano
Title: Executive Vice President, Human Resources and Corporate Services

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Exhibit Index

Exhibit No.	Description

99.1	Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Global Performance Restricted Stock Unit Award Agreement
99.2	Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Global Stock Option Agreement